POWER OF ATTORNEY


               Know all men by these presents, that the undersigned hereby constitutes and appoints Floyd G. Hoffman and Mary E. Moore, acting singly, as the undersigned's true and lawful attorneys-in-fact:

                (1) prepare, execute in the undersigned's name and on the undersigned's behalf of the undersigned and submit to the U.S. Securities and Exchange
	Commission (the SEC) a Form ID, including amendments thereto and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

		(2) execute for and on behalf of the undersigned, in the undersigned's
	capacity as an officer and or director of Russell Corporation (the Company),
	Forms 3, 4 and 5 and amendments  thereto in accordance with Section 16(a)
	of the Securities Exchange Act of 1934 and the rules thereunder, and any
	other forms or reports the undersigned may be required to file in
	connection  with the undersigned's ownership, acquisition or dispostion
	of securities of the Company;


		(3) To do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

               (4) To take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in the undersigned's discretion.

               The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or the undersigned's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

		This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transaction in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

               IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of February,2006.





                                                  /s/ John F. Ward
							John F. Ward